Exhibit 99.1

NEWS RELEASE	Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543-7000
Tel 717-626-4721

MEDIA CONTACT:

Stephen Trapnell, Corporate Communications Manager

Susquehanna Bancshares, Inc., (717) 625-6548, communications@susquehanna.net

INVESTOR RELATIONS CONTACT:

Abram G. Koser, Vice President Investor Relations

Susquehanna Bancshares, Inc., (717) 625-6305, ir@susquehanna.net

Fax 717-626-1874

Susquehanna Bancshares, Inc. Declares Dividend and

Announces Repurchase of Warrant from U.S. Treasury

Fourth Quarter & Year-End 2010 Earnings Release Scheduled for Jan. 26

FOR IMMEDIATE RELEASE: LITITZ, PA, January 19, 2011: The board of directors of Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) has declared a first quarter dividend of $0.01 per common share, payable on February 18, 2011 to shareholders of record February 2, 2011.

In addition, Susquehanna announced that it has repurchased the warrant that was issued to the U.S. Treasury on December 12, 2008, in conjunction with Susquehanna’s participation in the TARP Capital Purchase Program.

The warrant entitled the U.S. Treasury to purchase up to 3,028,264 shares of Susquehanna’s common stock at a price of $14.86 per share. Susquehanna paid $5.3 million to the Treasury to repurchase the warrant.

“The repurchase of the warrant concludes our participation in the Capital Purchase Program. The Capital Purchase Program played an important role in stabilizing financial markets during the recession and we were pleased to support such an important governmental effort at a critical time,” said Susquehanna’s Chairman and Chief Executive Officer, William J. Reuter. “With the repurchase of the warrant and dividends that we previously paid on our preferred stock, the U.S. Treasury and taxpayers have received an aggregate return of $29 million on their investment in Susquehanna.”

“For our shareholders, this repurchase eliminates the potential for dilution of our stock that would have occurred if the warrant had been exercised,” Reuter said. “We continue to focus on helping our customers to achieve their financial goals, and on seeking opportunities to develop and expand our company as the economy recovers.”

Susquehanna expects to release fourth quarter and full year 2010 earnings results on January 26, 2011. The press release will be posted under “News” in the Investor Relations section of Susquehanna’s Web site at www.susquehanna.net on the same date. Susquehanna also announced it will broadcast its fourth quarter and full year 2010 conference call over the

Internet on January 27, 2011, at 11:00 a.m. Eastern time. The conference call will include management’s discussion of fourth quarter and full year 2010 results and may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting “Investor Relations” near the top right of the home page then “Overview” and clicking on the fourth quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 220 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This release may include forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. In particular, this release includes forward-looking statements regarding Susquehanna’s ability to assist customers in achieving financial goals, its ability to expand its business, and the release date of fourth quarter and full year 2010 earnings results. Forward-looking statements are subject to certain risks and uncertainties including risks relating to Susquehanna’s ability to monitor its existing loan portfolio, to find qualified borrowers and to cost-effectively manage its operations, as well as risks relating to changes in consumer confidence, changes in the general economic climate, unforeseen action taken by regulators and the other risks set forth in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

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